Exhibit 99.1

                SERENA Software Reports Second Quarter Results



          Non GAAP EPS of $0.17 and Total Revenues of $24.9 Million



    SAN MATEO, Calif., Aug. 21 /PRNewswire-FirstCall/ -- SERENA Software, Inc.

(Nasdaq: SRNA), an industry-leading supplier of software that automates change to enterprise code and content, announced today net income per diluted share,

excluding amortization of intangible assets, of $0.17 for the second fiscal quarter ending July 31, 2003.  Net income per diluted share, excluding intangibles amortization, exceeded the range provided in the Company's pre-

announcement on August 5, 2003, and both license revenue and total revenue were at the high end of the ranges provided.

    Total revenues of $24.9 million in the second quarter of fiscal 2004 represented an 8% increase over the second quarter of fiscal 2003. Software licenses revenue was $10.0 million, maintenance revenue was $12.5 million, and services revenue was $2.4 million. License revenue from software change management was 66% of license revenue, with 35% of license revenues coming from distributed systems platforms.

    Excluding intangibles amortization, operating income for the second quarter ended July 31, 2003 was $8.7 million, up 3% over the second quarter a year ago.  Operating margin excluding intangibles amortization was 35%.

    Excluding intangibles amortization, net income and net income per diluted share for the second quarter of fiscal 2004 increased 7% and 6%, respectively,

to $6.9 million and $0.17 from $6.4 million and $0.16 in the second quarter of fiscal 2003.  Net income and net income per diluted share computed in accordance with generally accepted accounting principles decreased 11% and 8%,

respectively, to $4.7 million and $0.12 from $5.3 million and $0.13 in the same quarter a year ago.

    Cash and investments at July 31, 2003 was $173 million or $4.21 per diluted share.  Total deferred revenue increased slightly sequentially to

$37.2 million.  Days Sales Outstanding were 58 days in the second quarter.

    "I am pleased to have our second quarter results exceed or come in at the high end of our preannounced ranges, said Mark Woodward, President and CEO. In addition, we have already closed the largest of the deals that slipped from the second quarter and I fully expect to close the other three that slipped in the third quarter."

    The Company also announced guidance for the third quarter of fiscal 2004.

For the third quarter total revenues are expected to be in the range of $25.5 to $26.5 million and net income per fully diluted share excluding intangibles amortization is expected to be between $0.17 and $0.18.



    Second Quarter Highlights

    -- Held our 10th Annual Global User Conference -- Serena Xchange 2003,

       focusing on helping customers do more with less by leveraging existing resources and optimizing new technology.

    -- Announced Extended Integration with Test Management Software from

       Mercury Interactive providing best-of-breed solutions for application development.

    -- Delivered the latest release of Serena ChangeMan ZDD 3.1, an innovative mainframe desktop development solution with several usability, access and development enhancements.

    -- Announced that Serena received Microsoft Gold Certification for innovative desktop development technology enabling Serena to provide customers with a more robust enterprise change management solution offering and increasing market channel opportunities.

    -- Announced that Serena earned placement on the first annual SD Times

       100, a ranking of software development companies that demonstrated the greatest innovation and leadership during 2002.

    -- Completed the acquisition of TeamShare Incorporated enabling Serena to compete more effectively in the growing Application Life Cycle

       Management market.

    -- Announced that Serena remains among the top three SCM revenue leaders according to the latest market share and revenue findings for the software configuration management (SCM) market as published by IDC.

    -- Shipped the latest release of the newly acquired TeamTrack product on schedule, TeamTrack 5.8. which includes broader platform support,

       usability and performance enhancements.

    -- Announced partnerships with Polaris Technologies, Intergen, and Pro

       Systems Consulting where these partners will implement Serena ECM solutions and services, helping Serena extend capabilities and support to better meet market needs.

    -- Announced extended support for the ECLIPSE platform. Serena's Best-of-

       Breed ECM solution and support for Ppen Source technology helps customers increase enterprise efficiency and accelerate next-generation development.



    Commentary Available

    A conference call to discuss the preliminary results is scheduled for 2:00

PM Pacific time today and may be accessed live via the Internet at

www.companyboardroom.com or www.serena.com/q2results. Additionally investors can listen to the call by dialing 877-706-2563 or 706-679-5994 at least 5 minutes prior to the start time.  A replay of the call will be available through August 28, 2003 by dialing 706-645-9291, code #2240110.



    About SERENA Software, Inc.

    SERENA Software Inc. is the Enterprise Change Management (ECM) industry leader. For over twenty years Serena has focused exclusively on providing application change management solutions to the world's leading enterprises,

and today its products are in use at over 3,000 customer sites -- including 46 of the fortune 50. Serena leads the way in ECM by providing a single point of control to manage software code and Web content changes throughout the enterprise, from the mainframe to the Web. Serena is headquartered in San

Mateo, California and maintains international offices in Canada, Germany,

France, Benelux and the United Kingdom. Serena can be reached through the

World Wide Web at www.serena.com.



    This press release contains "forward-looking statements" under the Private

Securities Reform Act of 1995. There can be no assurance that future results will be achieved, and actual results could differ materially from forecasts and estimates. Factors that could cause or contribute to such differences include, but are not limited to, our reliance on our mainframe products for revenue; the percentage of license revenue typically closed at the end of each quarter making estimation of operating results prior to the end of the quarter extremely uncertain; weak economic conditions worldwide which may continue to affect the overall demand for software and services, which has resulted in and could continue to result in decreased revenues or lower revenue growth rates;

changes in revenue mix and seasonality; our ability to deliver our products on the distributed systems platform; dependence on revenues from our installed base; continued demand for additional mainframe MIPS capacity; successful integration of our recent acquisition; expansion of our international organizations; and our ability to manage our growth. Information about potential factors that could affect the Company's financial results is included in the Company's Form 10K filed on April 29, 2003 and Form 10Q filed on June 13, 2003. SERENA assumes no obligation to update the forward-looking information contained in this press release.



    Trademarks

    Serena, ChangeMan and StarTool are registered trademarks of SERENA

Software Inc. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

(C) 2003 SERENA Software, Inc.  All Rights Reserved.



                        - FINANCIAL TABLES TO FOLLOW -





                            SERENA Software, Inc.

                 Condensed Consolidated Statements of Income

                    (In thousands, except per share data)

                                 (Unaudited)



                                       Three Months Ended   Six Months Ended

                                          July 31,              July 31,

                                       2003       2002       2003      2002

    Revenue:

      Software licenses               $10,047    $10,305    $20,899   $19,956

      Maintenance                      12,449     11,016     24,360    21,792

      Professional services             2,417      1,677      4,021     3,296

        Total revenue                  24,913     22,998     49,280    45,044

    Cost of revenue:

      Software licenses                   171        332        383       582

      Maintenance                       1,605      1,415      3,109     2,787

      Professional services             2,278      1,500      4,044     2,922

        Total cost of revenue           4,054      3,247      7,536     6,291

        Gross profit                   20,859     19,751     41,744    38,753

    Operating expenses:

      Sales and marketing               7,014      6,637     13,667    13,001

      Research and development          3,420      2,973      6,459     5,892

      General and administrative        1,728      1,679      3,468     3,389

      Stock-based compensation             --          6         --        17

      Amortization of intangible

       assets                           2,136      1,146      3,217     2,291

        Total operating expenses       14,298     12,441     26,811    24,590

    Operating income                    6,561      7,310     14,933    14,163

    Interest and other income, net        814      1,198      1,819     2,395

      Income before income taxes        7,375      8,508     16,752    16,558

    Income taxes                        2,655      3,233      6,218     6,292

      Net income                       $4,720     $5,275    $10,534   $10,266

      Net income, excluding

       intangibles amortization        $6,856     $6,421    $13,751   $12,557

    Net income per share:

      Basic                             $0.12      $0.13      $0.26     $0.25

      Diluted                           $0.12      $0.13      $0.26     $0.25

      Diluted, excluding intangibles

       amortization                     $0.17      $0.16      $0.34     $0.31

    Weighted average shares used in

     per share calculations:

      Basic                            40,102     40,288     40,276    40,228

      Diluted                          41,028     40,655     40,973    40,658

    Reconciliation of U.S. GAAP to

     Non-U.S. GAAP Financial

     Information:

      U.S. GAAP operating income       $6,561     $7,310    $14,933   $14,163

      Add back: Amortization of

       intangible assets                2,136      1,146      3,217     2,291

      Non-U.S. GAAP operating income   $8,697     $8,456    $18,150   $16,454

      U.S. GAAP net income             $4,720     $5,275    $10,534   $10,266

      Add back: Amortization of

       intangible assets                2,136      1,146      3,217     2,291

      Non-U.S. GAAP net income         $6,856     $6,421    $13,751   $12,557





                             SERENA Software Inc.

                    Condensed Consolidated Balance Sheets

                                (In thousands)

                                 (Unaudited)



                                                        July 31,   January 31,

                                                          2003        2003

                      Assets



    Current assets

      Cash and cash equivalents                          $97,951     $105,402

      Short-term investments                              19,004       37,672

      Accounts receivable, net                            16,058       16,514

      Deferred taxes, net                                  4,862        6,549

      Prepaid expenses and other current assets            1,410          744



        Total current assets                             139,285      166,881

    Long-term investments                                 55,722       48,374

      Property and equipment, net                          3,208        3,078

      Deferred taxes, net                                    259          103

      Goodwill and other intangible assets, net           64,296       45,360

      Other assets                                           300          269



        Total assets                                    $263,070     $264,065



        Liabilities and Stockholders' Equity



    Current liabilities:

      Accounts payable                                    $1,298         $533

      Income taxes payable                                 3,951        7,921

      Accrued expenses                                     7,437        8,266

      Deferred revenue                                    28,523       26,010



        Total current liabilities                         41,209       42,730

    Deferred revenue, net of current portion               8,711        8,373

        Total liabilities                                 49,920       51,103



    Stockholders' equity:

        Total stockholders' equity                       213,150      212,962



        Total liabilities and stockholders' equity      $263,070     $264,065



SOURCE  SERENA Software, Inc.

    -0-                             08/21/2003

    /CONTACT:  Robert I. Pender, Jr., Chief Financial Officer of SERENA

Software, Inc., +1-650-522-6604/

    /Web site:  http://www.serena.com /

    (SRNA)



CO:  SERENA Software, Inc.

ST:  California

IN:  CPR STW

SU:  ERN ERP CCA